EXHIBIT 99.1

AntriaBio Appoints Two Pharmaceutical Executives to its Board of Directors

LOUISVILLE, CO – (Marketwired) – March 22, 2017 – AntriaBio, Inc. (“AntriaBio or the “Company”) (OTCQB: ANTB), a biopharmaceutical growth company specializing in the development of innovative drug therapies for patients with diabetes and metabolic diseases, announced today the appointment of Tae Hoon Kim and Samir R. Patel, M.D. to its Board of Directors. Mr. Kim and Dr. Patel join AntriaBio’s Board as the Company prepares to conduct the first-in-human clinical study for its lead product candidate, AB101, a once-weekly basal insulin in development for patients with type 1 and type 2 diabetes.

Nevan Elam, Chairman and Chief Executive Officer stated, “We are delighted to have Tae Hoon and Samir join our Board. They have invaluable industry knowledge and expanding our Board is an important step as we contemplate listing on a national stock exchange in the near future.”

Mr. Kim brings to the Board a wealth of experience from his time at Genentech, Inc. and most recently as Chief Operating Officer at Aju Pharm, a pharmaceutical company in the Republic of Korea with more than 60 years of operations and over 220 manufactured products in the pharmaceutical, medical device and consumer health businesses. Mr. Kim holds a B.S. in Cellular & Molecular Biology from the University of Michigan and an M.B.A. from Tuck School of Business at Dartmouth College.

“After visiting AntriaBio’s headquarters as part of Aju Pharm’s diligence efforts, I am very impressed with the team as well as the technology behind AB101,” stated Mr. Kim. “This is an exciting time for the Company and I look forward to joining the Board and working closely with the management team to explore strategic opportunities and continue to enhance the Company’s prospects.”

Dr. Patel is co-founder, principal and former CEO of SPEC Pharma, LLC, which specializes in injectable therapies with complex manufacturing. He is also co-founder, principal and CEO of Digital Therapeutics, LLC, a company investigating therapies for digital ulcerations, a severe rheumatologic condition with high unmet medical need. Dr. Patel previously served as Medical Director of Centocor, Inc., a Johnson & Johnson Company, where he oversaw Medical Affairs for Remicade, Stelara and Simponi. Prior to joining Centocor, he practiced adult and pediatric rheumatology in Austin, Texas. Dr. Patel holds a B.S. in Biology from the University of Cincinnati and an M.D. from the Medical College of Ohio. He completed his residency in Internal Medicine and fellowship in Rheumatology at the University of New Mexico.

“My enthusiasm for AntriaBio has grown as I continue to interact with AntriaBio’s Board and team members. I am truly impressed by the evolution and progress of the company over the past year,” Dr. Patel stated. “As a Board member, I look forward to applying my medical and business expertise to help advance the Company’s promising pipeline of drug candidates.”

About AntriaBio, Inc.
AntriaBio is a patient-centric biopharmaceutical growth company specializing in the development of innovative drug therapies for patients with diabetes and metabolic diseases. AntriaBio's lead product candidate is AB101, an injectable once-weekly basal insulin for type 1 and type 2 diabetes that addresses a >$10 billion market where the current standard of care is a once-daily basal insulin injection. For more information visit: www.antriabio.com.

Forward-Looking Statements
 This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Noopur Liffick
VP of Corporate Development
 (650) 549-4175
investor-relations@antriabio.com

Source: AntriaBio Inc.